Exhibit 15.1

Consent of independent registered
public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of TIM Participações S.A. (File No. 333-176848), of our report dated April 15, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Sérgio Eduardo Zamora
Sérgio Eduardo Zamora
Engagement Partner

PricewaterhouseCoopers
Rio de Janeiro, Brazil
April 15, 2014